UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2023
___________________________________
INTEGRAL AD SCIENCE HOLDING CORP.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-40557 (Commission File Number)	83-0731995 (I.R.S. Employer Identification Number)

Not applicable[1]
(Address of principal executive offices)		(Zip Code)
646 278-4871
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	IAS	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
1 Any stockholder or other communication required to be sent to our principal executive offices may be directed to our mailing address: 99 Wall Street, #1950, New York, NY 10005

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on March 10, 2023, Integral Ad Science Holding Corp. (the “Company”) and Oleg Bershadsky, the Company's Chief Operating Officer, have agreed that Mr. Bershadsky will be separating from the Company.

In connection with Mr. Bershadsky’s separation, on March 29, 2023, the Company and Mr. Bershadsky entered into a Separation Agreement and Release of Claims (the “Agreement”). Pursuant to the Agreement, Mr. Bershadsky’s employment with the Company will terminate on April 3, 2023 (the “Separation Date”). Provided that Mr. Bershadsky does not revoke his execution of the Agreement within the applicable revocation period, the Agreement will become effective on April 6, 2023.

Subject to Mr. Bershadsky’s continued compliance with the terms of the Agreement and non-revocation of the same, Mr. Bershadsky will receive the following separation payments and benefits: (i) severance pay in an amount equal to $450,000, less all required or authorized taxes, withholdings and deductions, payable over the 12-month period immediately following the Separation Date in accordance with the Company’s regular payroll practices; (ii) receive 100% of the applicable 2022 discretionary annual bonus; and (iii) subject to Mr. Bershadsky's timely election of continuation coverage under COBRA, the Company will subsidize the full cost of Mr. Bershadsky's COBRA premiums for the 12-month period immediately following the Separation Date. Additionally, according to the terms of the applicable equity agreements, Mr. Bershadsky's market stock units will continue to vest over the next six month period immediately following the Separation Date, Mr. Bershadsky will also have 90 days after the Separation Date to exercise any portion of the stock options granted to him under the Amended and Restated Integral Ad Science Holding Corp. 2018 Non-qualified Stock Option Plan or the 2021 Omnibus Incentive Plan, as applicable, that have vested and become exercisable prior to the Separation Date (but in no event beyond the expiration date of the stated term of such stock options). Any vested options not exercised by Mr. Bershadsky within such 90 day period will expire and terminate.

The Agreement includes a customary release of claims by Mr. Bershadsky in favor of the Company and its affiliates, as well as other customary provisions relating to confidentiality, restrictive covenants and future cooperation.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Separation Agreement and Release of Claims, dated as of March 29, 2023, by and between Oleg Bershadsky and Integral Ad Science, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2023

INTEGRAL AD SCIENCE HOLDING CORP.

By:	/s/ Tania Secor
Name:	Tania Secor
Title:	Chief Financial Officer (Principal Financial Officer)